Exhibit (h)(8)

                               BLACK DIAMOND FUNDS

                                     FORM OF
                        SHAREHOLDER SERVICE AGREEMENT II

     AGREEMENT  made this __ day of  ____________,  2003,  between Black Diamond
Funds  (the  "Trust")  and  the   institution   executing  this  document  below
("Institution").

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company that may issue shares of beneficial interest of each series of the Trust;

     WHEREAS, the Trust has adopted a Shareholder Service Plan II (the "Service Plan") with respect to the shares of beneficial interest ("Shares") of certain series of the Trust or class thereof (each a "Series," collectively the "Series") that authorizes the Trust to pay fees to institutions for maintaining and providing services to shareholders accounts invested in those Shares;

     WHEREAS, the Trust desires that Institution perform certain service activities with respect to the Series identified in Appendix A hereto, as such Appendix may be amended from time to time, and Institution is willing to perform those services on the terms and conditions set forth in this Agreement; and

     NOW, THEREFORE, for and in consideration of the representations,  covenants
and  agreements   contained  herein  and  other  valuable   consideration,   the
undersigned parties do hereby agree as follows:

SECTION 1.  SERVICE ACTIVITIES

     In connection with providing services and maintaining shareholder accounts of the Trust with respect to its various customers, Institution may provide one or more of the following services:

     (a) handling shareholder inquiries regarding the Trust (e.g., responding to questions concerning investments in the Trust, capital account balances and reports and tax information provided by the Trust);

     (b) assisting in the enhancement of relations and communications between shareholders and the Trust;

     (c) assisting in the establishment and maintenance of shareholder accounts with the Trust;

     (d) assisting in the maintenance of Trust records containing shareholder information; and

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     (e)  providing such other  information and shareholder  liaison services as the Trust's distributor or investment adviser may reasonably request.

     Institution's appointment shall be nonexclusive, and the Trust may enter into similar agreements with other persons.

SECTION 2.  COMPENSATION

     (a) As compensation for Institution's service activities with respect to the Series, the Trust shall pay Institution a fee (the "Payments") at an annual rate (as a percentage of the average daily net assets of the Shares of each of the Series represented by the shareholder accounts for which Institution maintains a service relationship) as specified in Appendix A, subject to the maximum rate authorized under the Service Plan.

     (b) The Payments shall be accrued and paid monthly or at such other interval as the Trust and Institution shall agree.

     (c) On behalf of the Trust, Institution may spend such amounts and incur such expenses as it deems appropriate or necessary on any service activities. Such expenses may include compensation to employees and expenses, including overhead and telephone and other communication expenses, of the Institution. Institution shall be solely liable for any expenses it incurs.

SECTION 3.  REPRESENTATIONS OF INSTITUTION

     Institution represents that:

     (a) the compensation payable to it under this Agreement in connection with the investment in the Trust of the assets of its customers: (i) will, to the extent required by law, be disclosed by Institution to its customers, and (ii) will not result in an excessive fee to Institution;

     (b) the performance of all its obligations hereunder will comply with all applicable laws and regulations, including any applicable state and federal securities laws and self-regulatory organization regulations, any requirements to deliver confirmations to its customers, the provisions of its charter documents and bylaws and all material contractual obligations binding upon Institution; and

     (c) it will promptly inform the Trust of any change in applicable laws or regulations (or interpretations thereof) or in its charter or bylaws or material contracts that would prevent or impair full performance of any of its obligations hereunder.

SECTION 4.  TRUST LITERATURE

     Institution is not authorized to make any representations concerning shares of the Series except those contained in the appropriate then current prospectus and statement of additional information ("SAI") and printed information issued by the Trust. The Trust will supply Institution upon its request with

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prospectuses,  SAIs  and  additional  information.  Institution  shall  have  no responsibility with regard to the accuracy or completeness of any of the printed information furnished by the Trust and shall be held harmless by the Trust from and against any cost or loss arising therefrom.

SECTION 5.  REPORTS

     Institution shall prepare and furnish to the Trust, at the Trust's request, written reports identifying the activities performed by Institution and setting forth such other information as the Trust shall reasonably request.

SECTION 6.  INDEMNIFICATION

     Institution agrees to indemnify and hold harmless the Trust from any claims, expenses, or liabilities incurred by the Trust as a result of any act or omission of Institution in connection with its services under this Agreement except such acts or omissions in reliance upon or relative to printed materials supplied by the Trust.

SECTION 7.  EFFECTIVENESS, DURATION AND TERMINATION

     (a) This Agreement shall become effective with respect to a Series on the date such Series is added to Appendix A.

     (b)  This Agreement may be terminated with respect to a Series as follows:

          (i) automatically in the event of the termination of the Service Plan; or

          (ii) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

SECTION 8.  NOTICES

     Any notice under this Agreement shall be in writing and shall be addressed and delivered, or mailed postage prepaid, to the other party's principal place of business, or to such other place as shall have been previously specified by written notice given to the other party. Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

SECTION 9.  AMENDMENTS

     This Agreement may be amended by the parties at any time. In addition, this Agreement may be amended by the Trust from time to time by the following procedure: the Trust will mail a copy of the amendment to Institution at its principal place of business or such other address as Institution shall in writing provide to the Trust. If Institution does not object to the amendment within ten (10) days after its receipt, the amendment will become part of the Agreement. Institution's objection must be in writing and be received by the Trust within ten (10) days of being placed in the mail by the Trust.

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SECTION 10.  USE OF THE TRUST NAME

     Institution shall not use the name of the Trust on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Trust prior thereto in writing; provided, however, that the approval of the Trust shall not be required for the use of the Trust's name which merely refers in accurate and factual terms to the Trust in connection with Institution's role hereunder or which is required by any appropriate regulatory, governmental or judicial authority; and further provided that in no event shall such approval be unreasonably withheld or delayed.

SECTION 11.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

     The Trustees and the shareholders of the Trust shall not be liable for any obligations of the Trust under this Agreement. Institution agrees that, in asserting any rights or claims under the Agreement, it shall look only to the assets and property of the Trust to which Institution's rights or claims relate in settlement of those rights or claims and not to the Trustees or the Trust. No Series of the Trust shall be liable to Institution with respect to any services hereunder relating to another Series.

SECTION 12.  MISCELLANEOUS

     (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

     (b) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

     (c) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

     (d) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

     (e) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both the Trust and Institution and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

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     (f)  Section  headings in this Agreement are included for convenience  only and are not to be used to construe or interpret this Agreement.

     (g) Nothing contained in this Agreement is intended to or shall require the parties to perform any functions or duties on any day other than a Trust business day. Functions or duties normally scheduled to be performed on any day, which is not a Trust business day shall be performed on, and as of, the next Trust business day, unless otherwise required by law.

     (h) No affiliated person, employee, agent, director, officer or manager of the Trust shall be liable at law or in equity for the Trust's obligations under this Agreement.

     (i) Each of the undersigned warrants and represents that it has full power and authority to sign this Agreement on behalf of the party indicated and that its signature will bind the party indicated to the terms hereof. Each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

     (j) The terms "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                   BLACK DIAMOND FUNDS

                                   By:
                                      ------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------



                                   INSTITUTION

                                   By:
                                      ------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------

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                                APPENDIX A TO THE
                        SHAREHOLDER SERVICE AGREEMENT II
                        --------------------------------

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SERIES SUBJECT TO THE AGREEMENT:               COMPENSATION
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                                               0.25% of the  average  daily  net
                                               assets  of the  Shares of each of
                                               the  Series  represented  by  the
                                               shareholder  accounts  for  which
                                               Institution  maintains  a service
                                               relationship
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